Exhibit 99.13(a)(4)(ii)

November 16, 2018

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read the statements made by Colorado BondShares – A Tax-Exempt Fund (the “Fund”) included under the caption “Change in Independent Registered Public Accounting Firm” in Exhibit 99.13(a)(4)(i) to the Fund’s Annual Report on Form N-CSR for the fiscal year ended September 30, 2018, which we understand will be filed with the Securities and Exchange Commission pursuant to paragraph (a)(4) of Item 13 on Form N-CSR, and we agree with such statements concerning our firm.

/s/ EKS&H LLLP
EKS&H LLLP